Exhibit 99.1
Old National Bancorp
One Main Street
Evansville, IN 47708	Media: Kathy A. Schoettlin (812) 465-7269
oldnational.com	Investors: Lynell J. Walton (812) 464-1366

Old National's strong 2nd quarter driven by
commercial loan growth of 11% annualized

Evansville, Ind. (July 20, 2021)

Old National Bancorp (NASDAQ: ONB) reports 2Q21 net income of $62.8 million, diluted EPS of $0.38.
Adjusted[1] net income of $67.4 million, or $0.41 per diluted share.
CEO COMMENTARY:

“Old National’s 2nd quarter earnings success was highlighted by strong commercial loan production – which drove over 11% annualized commercial loan growth – along with excellent credit metrics and stable net interest margin,” said Chairman and CEO Jim Ryan. “These results place Old National in a very strong position as we work to execute our previously announced merger of equals with First Midwest Bank. Combined, we are confident Old National will be even better positioned for strong organic growth with enhanced scale, resources, and capabilities to deliver an improved client experience and enhanced value to our shareholders.”
SECOND QUARTER HIGHLIGHTS2:

Net income	•Net income of $62.8 million
•Earnings per diluted share of $0.38

Net interest income/NIM	•Net interest income on a fully taxable equivalent basis of $153.4 million compared to $151.6 million
•Net interest margin on a fully taxable equivalent basis of 2.91% compared to 2.94%

Operating Performance	•Pre-provision net revenue[1] (“PPNR”) of $75.3 million
•Adjusted PPNR[1] of $83.3 million
•Noninterest expense of $129.6 million
•Adjusted noninterest expense[1] of $120.9 million
•Efficiency ratio[1] of 62.05%
•Adjusted efficiency ratio[1] of 57.74%

Loans and Credit Quality	•End-of-period total loans[3] of $13,834.8 million compared to $13,975.5 million
◦Total commercial loans increased $250.2 million, excluding the $403.0 million decrease in PPP loans
•Second-quarter total commercial production of $1.1 billion
•Provision for credit losses was a recapture of $4.9 million
•June 30 pipeline of $2.6 billion
•Net recoveries of $336 thousand compared to net recoveries of $5 thousand
•Non-performing loans of 1.03% of total loans compared to 1.13%

Return Profile & Capital	•Return on average common equity of 8.39%
•Return on average tangible common equity[1] of 13.58%
•Adjusted return on average tangible common equity[1] of 14.56%
•No shares of common stock were repurchased during the current quarter

Notable Items	•$0.4 million in ONB Way charges
•$1.8 million in tax credit amortization
•$6.5 million in merger charges
1 Non-GAAP financial measure that Management believes is useful in evaluating the financial results of the Company – please refer to the Non GAAP reconciliations contained in this release 2 Comparisons are on a linked-quarter basis, unless otherwise noted 3 Includes loans held for sale

RESULTS OF OPERATIONS

Old National Bancorp reported second quarter 2021 net income of $62.8 million, or $0.38 per diluted share.

Included in the second quarter were pre-tax charges of $6.5 million for the recently announced merger with First Midwest Bancorp and $0.4 million for the ONB Way. Excluding these charges from the current quarter and netting out debt securities gains, adjusted net income was $67.4 million, or $0.41 per diluted share.

LOANS
Strong commercial production results in double digit commercial loan growth.

•Period-end total loans were $13,834.8 million at June 30, 2021, a decrease of $140.7 million, or 4.0% annualized, when compared to the $13,975.5 million at March 31, 2021.
•Paycheck Protection Program (PPP) loans declined $403.0 million to $721.1 million at June 30, 2021, compared to $1,124.1 million at March 31, 2021.
•Excluding the $403.0 million decrease in PPP loans during the quarter, total loans increased $262.3 million, or 8.2% annualized.
•Excluding PPP loans, total commercial loans increased $250.2 million, or 11.1% annualized.
•Total commercial loan production in the second quarter was $1.1 billion; period-end pipeline totaled $2.6 billion.
•Consumer loans increased $0.4 million to $1,579.4 million and residential mortgage loans increased $11.8 million to $2,215.1 million.
•Average total loans in the second quarter were $13,995.3 million, an increase of $163.1 million from the first quarter of 2021.
•Excluding PPP loans, average total loans in the second quarter increased $155.4 million from the first quarter of 2021.

DEPOSITS
Period-end deposit balances remain steady.

•Period-end total deposits were $17,868.9 million at June 30, 2021, an increase of $19.2 million, or 0.4% annualized, when compared to the $17,849.8 million at March 31, 2021.
•Noninterest-bearing deposits increased $51.7 million to $6,142.7 million at June 30, 2021 from $6,091.1 million at March 31, 2021.
•On average, total deposits in the second quarter increased $511.3 million to $17,853.1 million, compared to $17,341.8 million in the first quarter of 2021.

NET INTEREST INCOME AND MARGIN
Deposit and funding costs continue to decline.

•Net interest income increased to $149.9 million in the second quarter of 2021 compared to $148.1 million in the first quarter of 2021.
•The net interest margin on a fully taxable equivalent basis decreased 3 basis points to 2.91% compared to 2.94% in the first quarter of 2021.
•PPP interest and net fees combined were $11.9 million, or 9 basis points of net interest margin, in the second quarter of 2021 compared to $12.6 million, or 10 basis points of net interest margin, in the first quarter of 2021.
•Accretion income was $5.1 million, or 10 basis points of net interest margin, in the second quarter of 2021 compared to $4.7 million, or 9 basis points of net interest margin, in the first quarter of 2021.
•Interest collected on nonaccrual loans was $1.2 million, or 2 basis points of net interest margin, in the second quarter of 2021 compared to $0.6 million, or 1 basis point of net interest margin, in the first quarter of 2021.
•The cost of total deposits declined 1 basis point to 0.06% in the second quarter of 2021 while the cost of total interest-bearing deposits decreased 2 basis points to 0.09%.

CREDIT QUALITY
Strong credit quality remains a hallmark of the Old National franchise.
•Old National recorded a provision recapture in the second quarter of 2021 of $4.9 million, compared to $17.4 million in provision recapture recorded in the first quarter of 2021.
•Net recoveries in the second quarter were $336 thousand, compared to net recoveries of $5 thousand in the first quarter of 2021.
•30-89 day delinquencies were 0.09% at the end of the second quarter.
•Non-performing loans decreased as a percentage of total loans to 1.03%.
•Loans acquired from previous acquisitions were recorded at fair value at the acquisition date. As of June 30, 2021, the remaining discount on these acquired loans was $40.8 million.
•The allowance for credit losses stood at $109.4 million, or 0.79% of total loans at June 30, 2021.

NONINTEREST INCOME
Noninterest income decreased primarily due to lower mortgage banking revenue.

•Total noninterest income for the second quarter of 2021 was $51.5 million, a decrease of $5.2 million from the first quarter of 2021.
•Mortgage banking revenue decreased $8.7 million when compared to the first quarter of 2021, due to a decline in pipeline valuation and lower gain on sale margins.
•Capital markets income increased $2.2 million when compared to the first quarter of 2021.
•Gains on sales of debt securities decreased $1.3 million when compared to the first quarter of 2021.

NONINTEREST EXPENSE
Second quarter expense increase driven primarily from annual merit and additional incentives.

•Noninterest expense for the second quarter of 2021 was $129.6 million and included $6.5 million in diligence, integration and merger charges, $0.4 million in ONB Way charges and $1.8 million in tax credit amortization.
•Excluding these items, adjusted noninterest expense for the second quarter was $120.9 million, compared to the $115.0 million in adjusted noninterest expense in the first quarter of 2021.
•Salaries and employee benefits increased $4.5 million when compared to the first quarter of 2021.
•The second quarter efficiency ratio was 62.05%, while the adjusted efficiency ratio was 57.74%.

INCOME TAXES

•On a fully taxable-equivalent basis, income tax expense in the second quarter was $17.4 million, resulting in a 21.7% FTE tax rate.
•Income tax expense included $1.0 million in tax credit benefit.

CAPITAL AND LIQUIDITY
Capital ratios remain strong.

•At the end of the second quarter, preliminary total risk-based capital was 12.73% and preliminary regulatory tier 1 capital was 11.95%.
•Tangible common equity to tangible assets was 8.47% at the end of the second quarter compared to 8.38% in the first quarter of 2021.
•The Company did not repurchase any shares of common stock during the second quarter.
•A low loan to deposit ratio of 77.4%, combined with existing funding sources plus available unencumbered, high-quality collateral, provides strong liquidity.

NON-GAAP RECONCILIATIONS

($ in millions, except EPS, shares in 000s)	2Q21	Adjustments[4]	Adjusted 2Q21
Total Revenues (FTE)	$204.9	$(0.7)	$204.2
Less: Provision for Credit Losses	4.9	—	4.9
Less: Noninterest Expenses	(129.6)	6.9	(122.7)
Income before Income Taxes (FTE)	$80.2	$6.2	$86.4
Income Taxes (FTE)	(17.4)	(1.6)	(19.0)
Net Income	$62.8	$4.6	$67.4
Average Shares Outstanding	165,934	—	165,934
Earnings Per Share - Diluted	$0.38	$0.03	$0.41
4 Tax-effect calculations use the current statutory FTE tax rates (federal + state)

($ in millions)	2Q21	1Q21
Net Interest Income	$149.9	$148.1
Add: FTE Adjustment	3.5	3.5
Net Interest Income (FTE)	$153.4	$151.6
Average Earning Assets	$21,095.3	$20,601.7
Net Interest Margin (FTE)	2.91%	2.94%

($ in millions)	2Q21	2Q20
Net Interest Income	$149.9	$145.6
Add: FTE Adjustment	3.5	3.4
Net Interest Income (FTE)	$153.4	$149.0
Add: Total Noninterest Income	51.5	58.5
Less: Noninterest Expense	129.6	120.2
Pre-Provision Net Revenue	$75.3	$87.3
Less: Debt Securities Gains/Losses	(0.7)	(0.5)
Less: Gain on Branch Actions	—	0.1
Add: Diligence, Acquisition and Integration Charges	6.5	—
Add: ONB Way Charges	0.4	4.9
Add: Amortization of Tax Credit Investments	1.8	0.3
Adjusted Pre-Provision Net Revenue	$83.3	$92.1

($ in millions)	2Q21	1Q21	2Q20
Noninterest Expense	$129.6	$117.7	$120.2
Less: ONB Way Charges	(0.4)	(1.5)	(4.9)
Less: Diligence, Acquisition and Integration Charges	(6.5)	—	—
Noninterest Expense less Charges	$122.7	$116.2	$115.3
Less: Amortization of Tax Credit Investments	(1.8)	(1.2)	(0.3)
Adjusted Noninterest Expense	$120.9	$115.0	$115.0
Less: Intangible Amortization	(2.9)	(3.1)	(3.6)
Adjusted Noninterest Expense Less Intangible Amortization	$118.0	$111.9	$111.4
Net Interest Income	$149.9	$148.1	$145.6
FTE Adjustment	3.5	3.5	3.4
Net Interest Income (FTE)	$153.4	$151.6	$149.0
Total Noninterest Income	51.5	56.7	58.5
Total Revenue (FTE)	$204.9	$208.3	$207.5
Less: Debt Securities Gains/Losses	(0.7)	(2.0)	(0.5)
Less: Gain on Branch Actions	—	—	0.1
Adjusted Total Revenue (FTE)	$204.2	$206.3	$207.1
Efficiency Ratio	62.05%	55.57%	56.29%
Adjusted Efficiency Ratio	57.74%	54.25%	53.79%

($ in millions)	2Q21	1Q21
Net Income	$62.8	$86.8
Add: Intangible Amortization (net of tax5)	2.2	2.3
Tangible Net Income	$65.0	$89.1
Less: Securities Gains/Losses (net of tax5)	(0.5)	(1.5)
Add: Diligence, Acquisition and Integration Charges (net of tax5)	4.9	—
Add: ONB Way Charges (net of tax5)	0.3	1.1
Adjusted Tangible Net Income	$69.7	$88.7
Average Total Shareholders’ Equity	2,992.7	2,970.0
Less: Average Goodwill	(1,037.0)	(1,037.0)
Less: Average Intangibles	(41.4)	(44.4)
Average Tangible Shareholders’ Equity	$1,914.3	$1,888.6
Return on Average Tangible Common Equity	13.58%	18.88%
Adjusted Return on Average Tangible Common Equity	14.56%	18.79%
5 Tax-effect calculations use the current statutory FTE tax rates (federal + state)

CONFERENCE CALL AND WEBCAST
Old National will host a conference call and live webcast at 8:00 a.m. Central Time on Tuesday, July 20, 2021, to review second-quarter 2021 financial results. The live audio webcast link and corresponding presentation slides will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. To listen to the live conference call, dial U.S. (877) 660-9071 or International (929) 517-9523, Conference I.D. 7447647. A replay of the call will also be available from 11 a.m. Central Time on July 20 through August 3. To access the replay, dial (855) 859-2056, Conference ID Code 7447647.

ABOUT OLD NATIONAL
Old National Bancorp (NASDAQ: ONB), the holding company of Old National Bank, is the largest bank holding company headquartered in Indiana. With $23.7 billion in assets, it ranks among the top 100 banking companies in the U.S. and has been recognized as a World’s Most Ethical Company by the Ethisphere Institute for ten consecutive years.  Since its founding in Evansville in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships and keeping our clients at the center of all we do. This is an approach to business that we call The ONB Way. Today, Old National’s footprint includes Indiana, Kentucky, Michigan, Minnesota and Wisconsin. In addition to providing extensive services in retail and commercial banking, Old National offers comprehensive wealth management, investment and capital market services. For more information and financial data, please visit Investor Relations at oldnational.com.

USE OF NON-GAAP FINANCIAL MEASURES
This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

FORWARD-LOOKING STATEMENTS
This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to Old National’s future plans, objectives, performance, revenues, growth, profits, operating expenses or Old National’s underlying assumptions; First Midwest’s and Old National’s beliefs, goals, intentions, and expectations regarding the proposed transaction, revenues, earnings, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of expected losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; the expected timing of completion of the proposed transaction; the expected cost savings, synergies and other anticipated benefits from the proposed transaction; and other statements that are not historical facts.

Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” “will,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

Additionally, forward‐looking statements speak only as of the date they are made; Old National does not assume any duty, and does not undertake, to update such forward‐looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Old National. Such statements are based upon the current beliefs and expectations of the management of Old National and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between First Midwest and Old National; the outcome of any legal proceedings that may be instituted against First Midwest or Old National; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated (and the risk that required regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the ability of First Midwest and Old National to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where First Midwest and Old National do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate First Midwest’s operations and those of Old National; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed transaction may be lower than expected; First Midwest’s and Old National’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by Old National’s issuance of additional shares of its capital stock in connection with the proposed transaction; effects of the announcement, pendency or completion of the proposed transaction on the ability of First Midwest and Old National to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction and other factors that may affect future results of First Midwest and Old National; uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on First Midwest, Old National and the proposed transaction; and the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of each of First Midwest’s and Old National’s Annual Report on Form 10‐K for the year ended December 31, 2020, in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of each of First Midwest’s and Old National’s Quarterly Report on Form 10‐Q for the quarter ended March 31, 2021, and in other reports First Midwest and Old National file with the U.S. Securities and Exchange Commission (the “SEC”).

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed transaction, Old National filed with the SEC a registration statement on Form S‑4 (SEC File No. 333-257536). The registration statement includes a joint proxy statement of First Midwest and Old National, which also constitutes a prospectus of Old National, that will be sent to First Midwest’s and Old National’s shareholders seeking certain approvals related to the proposed transaction.

The information contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Investors and security holders of First Midwest or Old National and their respective affiliates are urged to read the registration statement on Form S-4, the joint proxy statement/prospectus included within the registration statement on Form S-4 and any other relevant documents filed or to be filed with the SEC in connection with the proposed transaction, as well as any amendments or supplements to those documents, because they will contain important information about First Midwest, Old National and the proposed transaction. Investors and security holders may obtain a free copy of the registration statement, including the joint proxy statement/prospectus, as well as other relevant documents filed with the SEC containing information about First Midwest and Old National, without charge, at the SEC’s website (http://www.sec.gov). Copies of documents filed with the SEC by First Midwest will be made available free of charge in the “Investor Relations” section of First Midwest’s website, https://firstmidwest.com/, under the heading “SEC Filings.” Copies of documents filed with the SEC by Old National will be made available free of charge in the “Investor Relations” section of Old National’s website, https://www.oldnational.com/, under the heading “Financial Information.”

PARTICIPANTS IN SOLICITATION
First Midwest, Old National, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding First Midwest’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 13, 2021, and certain other documents filed by First Midwest with the SEC. Information regarding Old National’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 8, 2021, and certain other documents filed by Old National with the SEC. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

Financial Highlights (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Income Statement
Net interest income	$149,927	$148,120	$145,671	$298,047	$289,442
Tax equivalent adjustment (1)	3,470	3,500	3,367	6,970	6,690
Net interest income - tax equivalent basis	153,397	151,620	149,038	305,017	296,132
Provision for credit losses	(4,929)	(17,356)	22,545	(22,285)	39,495
Noninterest income	51,508	56,712	58,461	108,220	115,963
Noninterest expense	129,618	117,740	120,121	247,358	278,865
Net income	62,786	86,818	51,705	149,604	74,345

Per Common Share Data
Weighted average diluted shares	165,934	165,707	165,302	165,821	166,848
Net income (diluted)	$0.38	$0.52	$0.32	$0.90	$0.45
Cash dividends	0.14	0.14	0.14	0.28	0.28
Common dividend payout ratio (2)	37%	26%	44%	31%	62%
Book value	$18.05	$17.98	$17.35	$18.05	$17.35
Stock price	17.61	19.34	13.76	17.61	13.76
Tangible common book value (3)	11.55	11.47	10.75	11.55	10.75

Performance Ratios
Return on average assets	1.06%	1.49%	0.96%	1.27%	0.71%
Return on average common equity	8.39%	11.69%	7.27%	10.04%	5.24%
Return on tangible common equity (3)	13.58%	18.77%	12.27%	16.10%	9.01%
Return on average tangible common equity (3)	13.58%	18.88%	12.41%	16.21%	9.15%
Net interest margin (FTE)	2.91%	2.94%	3.14%	2.93%	3.22%
Efficiency ratio (4)	62.05%	55.57%	56.29%	58.79%	66.80%
Net charge-offs (recoveries) to average loans	(0.01)%	0.00%	0.02%	0.00%	0.11%
Allowance for credit losses to ending loans	0.79%	0.82%	0.94%	0.79%	0.94%
Non-performing loans to ending loans	1.03%	1.13%	1.04%	1.03%	1.04%

Balance Sheet (EOP)
Total loans	$13,784,677	$13,925,261	$13,615,701	$13,784,677	$13,615,701
Total assets	23,675,666	23,744,451	22,102,188	23,675,666	22,102,188
Total deposits	17,868,911	17,849,755	16,319,446	17,868,911	16,319,446
Total borrowed funds	2,559,113	2,574,987	2,641,436	2,559,113	2,641,436
Total shareholders' equity	2,991,118	2,979,447	2,864,255	2,991,118	2,864,255

Capital Ratios (3)
Risk-based capital ratios (EOP):
Tier 1 common equity	11.95%	12.01%	11.70%	11.95%	11.70%
Tier 1	11.95%	12.01%	11.70%	11.95%	11.70%
Total	12.73%	12.84%	12.68%	12.73%	12.68%
Leverage ratio (to average assets)	8.38%	8.33%	8.12%	8.38%	8.12%

Total equity to assets (averages)	12.61%	12.78%	13.16%	12.69%	13.53%
Tangible common equity to tangible assets	8.47%	8.38%	8.45%	8.47%	8.45%

Nonfinancial Data
Full-time equivalent employees	2,465	2,451	2,530	2,465	2,530
Banking centers	162	162	162	162	162

(1) Calculated using the federal statutory tax rate in effect of 21% for all periods.
(2) Cash dividends per share divided by net income per share (basic).
(3) Represents a non-GAAP financial measure. Refer the "Non-GAAP Measures" table for reconciliations to GAAP financial measures.
June 30, 2021 capital ratios are preliminary.
(4) Efficiency ratio is defined as noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from debt securities transactions. This presentation excludes amortization of intangibles and net debt securities gains, as is common in other company releases, and better aligns with true operating performance.
FTE - Fully taxable equivalent basis EOP - End of period actual balances

Income Statement (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Interest income	$160,458	$159,237	$161,974	$319,695	$329,973
Less: interest expense	10,531	11,117	16,303	21,648	40,531
Net interest income	149,927	148,120	145,671	298,047	289,442
Provision for credit losses	(4,929)	(17,356)	22,545	(22,285)	39,495
Net interest income after provision for credit losses	154,856	165,476	123,126	320,332	249,947

Wealth management fees	10,734	9,708	9,424	20,442	18,308
Service charges on deposit accounts	8,514	8,124	7,582	16,638	17,659
Debit card and ATM fees	5,583	5,143	4,832	10,726	9,830
Mortgage banking revenue	7,827	16,525	17,313	24,352	28,432
Investment product fees	6,042	5,864	4,845	11,906	10,719
Capital markets income	5,871	3,715	6,179	9,586	10,507
Company-owned life insurance	2,783	2,714	2,968	5,497	6,048
Other income	3,462	2,926	4,807	6,388	8,775
Gains (losses) on sales of debt securities	692	1,993	511	2,685	5,685
Total noninterest income	51,508	56,712	58,461	108,220	115,963

Salaries and employee benefits	72,640	68,117	66,556	140,757	145,729
Occupancy	14,054	14,872	13,245	28,926	28,378
Equipment	4,506	3,969	3,853	8,475	9,158
Marketing	2,632	2,062	2,395	4,694	5,492
Data processing	11,697	12,353	9,629	24,050	19,096
Communication	2,411	2,878	2,296	5,289	5,094
Professional fees	8,528	2,724	3,545	11,252	7,838
FDIC assessment	1,226	1,607	2,014	2,833	3,623
Amortization of intangibles	2,909	3,075	3,612	5,984	7,388
Amortization of tax credit investments	1,813	1,202	287	3,015	5,802
Other expense	7,202	4,881	12,689	12,083	41,267
Total noninterest expense	129,618	117,740	120,121	247,358	278,865

Income before income taxes	76,746	104,448	61,466	181,194	87,045
Income tax expense	13,960	17,630	9,761	31,590	12,700
Net income	$62,786	$86,818	$51,705	$149,604	$74,345

Diluted Earnings Per Share
Net income	$0.38	$0.52	$0.32	$0.90	$0.45

Average Common Shares Outstanding
Basic	165,175	164,997	164,732	165,086	166,240
Diluted	165,934	165,707	165,302	165,821	166,848

Common shares outstanding at end of period	165,732	165,676	165,093	165,732	165,093

Balance Sheet (unaudited)
($ in thousands)
	June 30,	March 31,	June 30,
	2021	2021	2020
Assets
Federal Reserve Bank account	$287,446	$293,230	$54,807
Money market investments	15,294	10,217	14,633
Investments:
Treasury and government-sponsored agencies	1,657,079	1,602,423	489,232
Mortgage-backed securities	3,280,983	3,385,339	3,304,054
States and political subdivisions	1,567,931	1,467,804	1,355,959
Other securities	441,037	440,810	512,375
Total investments	6,947,030	6,896,376	5,661,620
Loans held for sale, at fair value	50,121	50,281	122,507
Loans:
Commercial	3,802,943	4,068,896	4,307,505
Commercial and agriculture real estate	6,187,318	6,074,135	5,403,316
Consumer:
Home equity	549,951	541,149	547,286
Other consumer loans	1,029,409	1,037,804	1,128,296
Subtotal of commercial and consumer loans	11,569,621	11,721,984	11,386,403
Residential real estate	2,215,056	2,203,277	2,229,298
Total loans	13,784,677	13,925,261	13,615,701
Total earning assets	21,084,568	21,175,365	19,469,268

Allowance for credit losses	(109,444)	(114,037)	(128,394)
Non-earning Assets:
Cash and due from banks	188,391	154,330	241,054
Premises and equipment, net	484,879	466,559	462,796
Operating lease right-of-use assets	72,207	74,611	80,400
Goodwill and other intangible assets	1,077,024	1,079,933	1,089,711
Company-owned life insurance	459,565	456,782	453,116
Other assets	418,476	450,908	434,237
Total non-earning assets	2,700,542	2,683,123	2,761,314
Total assets	$23,675,666	$23,744,451	$22,102,188

Liabilities and Equity
Noninterest-bearing demand deposits	$6,142,724	$6,091,054	$5,217,678
Interest-bearing:
Checking and NOW accounts	4,921,430	4,933,770	4,567,046
Savings accounts	3,675,701	3,631,145	3,166,680
Money market accounts	2,126,537	2,075,852	1,895,809
Other time deposits	1,002,519	1,042,903	1,321,499
Total core deposits	17,868,911	17,774,724	16,168,712
Brokered deposits	—	75,031	150,734
Total deposits	17,868,911	17,849,755	16,319,446

Federal funds purchased and interbank borrowings	1,523	922	801
Securities sold under agreements to repurchase	396,129	395,242	367,744
Federal Home Loan Bank advances	1,891,143	1,912,541	2,035,014
Other borrowings	270,318	266,282	237,877
Total borrowed funds	2,559,113	2,574,987	2,641,436
Operating lease liabilities	81,333	84,665	91,845
Accrued expenses and other liabilities	175,191	255,597	185,206
Total liabilities	20,684,548	20,765,004	19,237,933
Common stock, surplus, and retained earnings	2,928,856	2,887,538	2,715,212
Accumulated other comprehensive income (loss), net of tax	62,262	91,909	149,043
Total shareholders' equity	2,991,118	2,979,447	2,864,255
Total liabilities and shareholders' equity	$23,675,666	$23,744,451	$22,102,188

Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning
investments	$232,723	$48	0.08%	$370,087	$88	0.10%	$85,680	$34	0.16%
Investments:
Treasury and government-sponsored agencies	1,637,396	5,967	1.46%	1,155,525	4,885	1.69%	501,838	3,033	2.42%
Mortgage-backed securities	3,287,254	15,067	1.83%	3,312,311	15,833	1.91%	3,179,165	17,930	2.26%
States and political subdivisions	1,503,447	12,364	3.29%	1,478,143	12,200	3.30%	1,293,756	11,757	3.63%
Other securities	439,197	2,690	2.45%	453,411	2,743	2.42%	497,204	3,224	2.59%
Total investments	6,867,294	36,088	2.10%	6,399,390	35,661	2.23%	5,471,963	35,944	2.63%
Loans: (2)
Commercial	4,019,553	34,715	3.42%	3,974,762	35,568	3.58%	4,049,403	31,729	3.10%
Commercial and agriculture real estate	6,146,057	57,655	3.71%	5,980,774	55,746	3.73%	5,340,622	58,007	4.30%
Consumer:
Home equity	538,999	4,201	3.13%	544,049	4,152	3.10%	554,701	4,213	3.06%
Other consumer loans	1,034,439	9,747	3.78%	1,058,731	10,175	3.90%	1,135,943	11,530	4.08%
Subtotal commercial and consumer loans	11,739,048	106,318	3.63%	11,558,316	105,641	3.71%	11,080,669	105,479	3.83%
Residential real estate loans	2,256,215	21,474	3.81%	2,273,859	21,347	3.76%	2,369,407	23,884	4.03%

Total loans	13,995,263	127,792	3.62%	13,832,175	126,988	3.68%	13,450,076	129,363	3.82%

Total earning assets	$21,095,280	$163,928	3.09%	$20,601,652	$162,737	3.16%	$19,007,719	$165,341	3.46%

Less: Allowance for credit losses	(117,020)			(133,869)			(107,619)

Non-earning Assets:
Cash and due from banks	$238,326			$288,623			$332,745
Other assets	2,520,937			2,486,604			2,384,934

Total assets	$23,737,523			$23,243,010			$21,617,779

Interest-Bearing Liabilities:
Checking and NOW accounts	$4,948,773	$513	0.04%	$4,863,819	$612	0.05%	$4,431,074	$1,075	0.10%
Savings accounts	3,647,952	492	0.05%	3,495,319	487	0.06%	3,060,012	736	0.10%
Money market accounts	2,081,286	433	0.08%	1,987,348	423	0.09%	1,844,488	910	0.20%
Other time deposits	1,024,777	1,293	0.51%	1,081,248	1,607	0.60%	1,378,115	3,786	1.10%
Total interest-bearing core deposits	11,702,788	2,731	0.09%	11,427,734	3,129	0.11%	10,713,689	6,507	0.24%
Brokered deposits	9,890	1	0.05%	157,780	30	0.08%	68,149	291	1.72%
Total interest-bearing deposits	11,712,678	2,732	0.09%	11,585,514	3,159	0.11%	10,781,838	6,798	0.25%

Federal funds purchased and interbank borrowings	1,460	—	0.02%	1,144	—	0.00%	143,811	44	0.12%
Securities sold under agreements to repurchase	406,251	95	0.09%	398,662	120	0.12%	350,545	185	0.21%
Federal Home Loan Bank advances	1,906,078	5,218	1.10%	1,925,352	5,409	1.14%	2,144,497	6,844	1.28%
Other borrowings	269,259	2,486	3.69%	263,010	2,429	3.69%	251,738	2,432	3.87%
Total borrowed funds	2,583,048	7,799	1.21%	2,588,168	7,958	1.25%	2,890,591	9,505	1.32%

Total interest-bearing liabilities	$14,295,726	$10,531	0.30%	$14,173,682	$11,117	0.32%	$13,672,429	$16,303	0.48%

Noninterest-Bearing Liabilities and Shareholders' Equity
Demand deposits	$6,140,424			$5,756,277			$4,871,002
Other liabilities	308,680			343,073			228,950
Shareholders' equity	2,992,693			2,969,978			2,845,398

Total liabilities and shareholders' equity	$23,737,523			$23,243,010			$21,617,779

Net interest rate spread			2.79%			2.84%			2.98%

Net interest margin (FTE)			2.91%			2.94%			3.14%

FTE adjustment		$3,470			$3,500			$3,367

(1) Interest income is reflected on a fully taxable equivalent basis (FTE).
(2) Includes loans held for sale.

Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Six Months Ended			Six Months Ended
	June 30, 2021			June 30, 2020
	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning
investments	$301,025	$136	0.09%	$72,043	$383	1.07%
Investments:
Treasury and government-sponsored agencies	1,397,791	10,852	1.55%	542,904	6,730	2.48%
Mortgage-backed securities	3,299,713	30,900	1.87%	3,175,408	36,996	2.33%
States and political subdivisions	1,490,865	24,564	3.30%	1,283,456	23,165	3.61%
Other securities	446,266	5,433	2.44%	495,852	6,440	2.60%
Total investments	$6,634,635	$71,749	2.16%	$5,497,620	$73,331	2.67%
Loans: (2)
Commercial	3,997,281	70,282	3.50%	3,478,351	60,782	3.46%
Commercial and agriculture real estate	6,063,872	113,401	3.72%	5,264,610	120,446	4.53%
Consumer:
Home equity	541,510	8,353	3.11%	556,528	9,845	3.56%
Other consumer loans	1,046,518	19,923	3.84%	1,151,871	23,748	4.15%
Subtotal commercial and consumer loans	11,649,181	211,959	3.67%	10,451,360	214,821	4.13%
Residential real estate loans	2,264,988	42,821	3.78%	2,369,852	48,128	4.06%

Total loans	13,914,169	254,780	3.65%	12,821,212	262,949	4.07%

Total earning assets	$20,849,829	$326,665	3.13%	$18,390,875	$336,663	3.64%

Less: Allowance for credit losses	(125,398)			(95,432)

Non-earning Assets:
Cash and due from banks	$263,336			$310,173
Other assets	2,503,865			2,386,513

Total assets	$23,491,632			$20,992,129

Interest-Bearing Liabilities:
Checking and NOW accounts	$4,906,530	$1,124	0.05%	$4,267,926	$3,934	0.19%
Savings accounts	3,572,057	979	0.06%	2,944,094	2,034	0.14%
Money market accounts	2,034,577	855	0.08%	1,814,328	3,417	0.38%
Other time deposits	1,052,856	2,902	0.56%	1,470,094	8,972	1.23%
Total interest-bearing core deposits	11,566,020	5,860	0.10%	10,496,442	18,357	0.35%
Brokered deposits	83,427	31	0.08%	76,124	739	1.95%
Total interest-bearing deposits	11,649,447	5,891	0.10%	10,572,566	19,096	0.36%

Federal funds purchased and interbank borrowings	1,303	—	0.00%	268,334	1,284	0.96%
Securities sold under agreements to repurchase	402,478	215	0.11%	339,818	569	0.34%
Federal Home Loan Bank advances	1,915,661	10,627	1.12%	2,054,814	14,612	1.43%
Other borrowings	266,152	4,915	3.69%	246,007	4,970	4.04%
Total borrowed funds	2,585,594	15,757	1.23%	2,908,973	21,435	1.48%

Total interest-bearing liabilities	14,235,041	21,648	0.31%	13,481,539	40,531	0.60%

Noninterest-Bearing Liabilities and Shareholders' Equity
Demand deposits	$5,949,412			$4,417,748
Other liabilities	325,781			253,382
Shareholders' equity	2,981,398			2,839,460

Total liabilities and shareholders' equity	$23,491,632			$20,992,129

Net interest rate spread			2.82%			3.04%

Net interest margin (FTE)			2.93%			3.22%

FTE adjustment		$6,970			$6,690

(1) Interest income is reflected on a fully taxable equivalent basis (FTE).
(2) Includes loans held for sale.

Asset Quality (EOP) (unaudited)
($ in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020

Beginning allowance for credit losses	$114,037	$131,388	$106,380	$131,388	$54,619
Impact of adopting ASC 326 on 01/01/2020	—	—	—	—	41,347

Provision for credit losses	(4,929)	(17,356)	22,545	(22,285)	39,495

Gross charge-offs	(980)	(1,570)	(2,232)	(2,550)	(10,677)
Gross recoveries	1,316	1,575	1,701	2,891	3,610
Net (charge-offs) recoveries	336	5	(531)	341	(7,067)

Ending allowance for credit losses	$109,444	$114,037	$128,394	$109,444	$128,394

Net charge-offs (recoveries) / average loans (1)	(0.01)%	0.00%	0.02%	0.00%	0.11%

Average loans outstanding (1)	$13,984,295	$13,815,515	$13,435,260	$13,900,371	$12,808,982

EOP loans outstanding (1)	13,784,677	13,925,261	13,615,701	13,784,677	13,615,701

Allowance for credit losses / EOP loans (1)	0.79%	0.82%	0.94%	0.79%	0.94%

Underperforming Assets:
Loans 90 Days and over (still accruing)	$9	$49	$779	$9	$779

Non-performing loans:
Nonaccrual loans (2)	128,268	142,138	125,546	128,268	125,546
TDRs still accruing	14,222	15,226	16,582	14,222	16,582
Total non-performing loans	142,490	157,364	142,128	142,490	142,128

Foreclosed properties	520	751	1,786	520	1,786

Total underperforming assets	$143,019	$158,164	$144,693	$143,019	$144,693

Classified and Criticized Assets:
Nonaccrual loans (2)	128,268	142,138	125,546	128,268	125,546
Substandard accruing loans	160,995	160,314	192,433	160,995	192,433
Loans 90 days and over (still accruing)	9	49	779	9	779
Total classified loans - "problem loans"	$289,272	$302,501	$318,758	$289,272	$318,758

Other classified assets	4,305	3,791	2,565	4,305	2,565
Criticized loans - "special mention loans"	228,264	246,365	220,300	228,264	220,300

Total classified and criticized assets	$521,841	$552,657	$541,623	$521,841	$541,623

Non-performing loans / EOP loans (1)	1.03%	1.13%	1.04%	1.03%	1.04%

Allowance to non-performing loans	77%	72%	90%	77%	90%

Under-performing assets / EOP loans (1)	1.04%	1.14%	1.06%	1.04%	1.06%

EOP total assets	$23,675,666	$23,744,451	$22,102,188	$23,675,666	$22,102,188

Under-performing assets / EOP assets	0.60%	0.67%	0.65%	0.60%	0.65%

EOP - End of period actual balances
(1) Excludes loans held for sale.
(2) Includes non-accruing TDRs totaling $13.6 million at June 30, 2021, $14.3 million at March 31, 2021, and $11.3 million at June 30, 2020.

Non-GAAP Measures (unaudited)
($ in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Actual End of Period Balances
GAAP shareholders' equity	$2,991,118	$2,979,447	$2,864,255	$2,991,118	$2,864,255

Deduct:
Goodwill	1,036,994	1,036,994	1,036,994	1,036,994	1,036,994
Intangibles	40,030	42,939	52,717	40,030	52,717
	1,077,024	1,079,933	1,089,711	1,077,024	1,089,711

Tangible shareholders' equity	$1,914,094	$1,899,514	$1,774,544	$1,914,094	$1,774,544

Average Balances
GAAP shareholders' equity	$2,992,693	$2,969,978	$2,845,398	$2,981,398	$2,839,460

Deduct:
Goodwill	1,036,994	1,036,994	1,036,994	1,036,994	1,036,994
Intangibles	41,410	44,409	54,449	42,901	56,288
	1,078,404	1,081,403	1,091,443	1,079,895	1,093,282

Average tangible shareholders' equity	$1,914,289	$1,888,575	$1,753,955	$1,901,503	$1,746,178

Actual End of Period Balances
GAAP assets	$23,675,666	$23,744,451	$22,102,188	$23,675,666	$22,102,188

Add:
Trust overdrafts	24	24	15	24	15

Deduct:
Goodwill	1,036,994	1,036,994	1,036,994	1,036,994	1,036,994
Intangibles	40,030	42,939	52,717	40,030	52,717
	1,077,024	1,079,933	1,089,711	1,077,024	1,089,711

Tangible assets	$22,598,666	$22,664,542	$21,012,492	$22,598,666	$21,012,492

Risk-weighted assets (2)	$15,971,711	$15,524,621	$14,416,184	$15,971,711	$14,416,184

GAAP net income	$62,786	$86,818	$51,705	$149,604	$74,345

Add:
Amortization of intangibles (net of tax)	2,182	2,306	2,708	4,488	5,557

Tangible net income	$64,968	$89,124	$54,413	$154,092	$79,902

Tangible Ratios
Return on tangible common equity	13.58%	18.77%	12.27%	16.10%	9.01%
Return on average tangible common equity	13.58%	18.88%	12.41%	16.21%	9.15%
Return on tangible assets	1.15%	1.57%	1.04%	1.36%	0.76%
Tangible common equity to tangible assets	8.47%	8.38%	8.45%	8.47%	8.45%
Tangible common equity to risk-weighted assets (2)	11.98%	12.24%	12.31%	11.98%	12.31%
Tangible common book value (1)	11.55	11.47	10.75	11.55	10.75

Tangible common equity presentation includes other comprehensive income as is common in other company releases.
(1) Tangible common shareholders' equity divided by common shares issued and outstanding at period-end.

Tier 1 common equity (2)	$1,908,053	$1,865,220	$1,686,714	$1,908,053	$1,686,714

Risk-weighted assets (2)	15,971,711	15,524,621	14,416,184	15,971,711	14,416,184

Tier 1 common equity to risk-weighted assets (2)	11.95%	12.01%	11.70%	11.95%	11.70%

(2) June 30, 2021 figures are preliminary.